UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 7, 2022

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3503 NW 63rd Street, Suite 500, Oklahoma City, Oklahoma	73116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.10	LXU	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2022, LSB Industries, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Company, UBS Securities LLC and Goldman Sachs & Co. LLC as representatives of the several underwriters named therein (excluding the Company, the aforementioned together the “Underwriters”) and LSB Funding LLC (the “Selling Stockholder”), relating to the underwritten offering of 14,350,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), and the Underwriters’ 30-day option to purchase up to an additional 1,627,500 shares of Common Stock (the “Optional Shares” and, together with the Firm Shares, the “Shares”) from the Selling Stockholder (the “Offering”). On November 8, 2022, the Underwriters exercised their option to purchase the Optional Shares in full. All of the Shares in the Offering were sold by the Selling Stockholder. The Underwriters agreed to purchase the Shares from the Selling Stockholder pursuant to the Underwriting Agreement at a price of $12.99375 per share. In addition, pursuant to the Underwriting Agreement, the Company agreed to purchase from the Underwriters 3,500,000 Shares being sold by the Selling Stockholder to the Underwriters, at a price per share equal to the price being paid by the Underwriters to the Selling Stockholder, resulting in an aggregate purchase price of $45,478,125 (the “Share Repurchase”). After giving effect to the Share Repurchase, approximately $29.5 million of shares of Common Stock will remain authorized for repurchase under the Company’s previously announced share repurchase program. The Company funded the Share Repurchase with cash on hand.

The Offering was made only by means of a prospectus. An automatic shelf registration statement (including a prospectus) relating to the offering of Common Stock was filed with the Securities and Exchange Commission (the “SEC”) on March 28, 2022 and became effective upon filing (File No. 333-263882) (the “Registration Statement”). A prospectus supplement relating to the Offering was filed with the SEC on November 7, 2022. The closing of the Offering took place on November 10, 2022.

The description of the Underwriting Agreement is a summary only and is qualified in its entirety by reference to the text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 8.01	Other Events

Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated November 10, 2022, regarding the Shares sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is filed as Exhibit 99.1 to this Form 8-K.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated November 7, 2022, by and among the Company, the Underwriters and the Selling Stockholder.

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement.

104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2022

LSB INDUSTRIES, INC.

By:	/s/ Michael J. Foster
Name:	Michael J. Foster
Title:	Executive Vice President and General Counsel